EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-30412 on Form S-3 and Nos. 333-39055, 333-43934, 333-51229, 333-58522, and 333-122387 on Form S-8 of our report dated September 15, 2005, relating to the consolidated financial statements and financial statement schedule of Pericom Semiconductor Corporation for the year ended July 2, 2005, appearing in this Annual Report on Form 10-K of Pericom Semiconductor Corporation for the year ended June 30, 2007.

/s/ DELOITTE & TOUCHE LLP

San Jose, CA

September 20, 2007